UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2015

Hipcricket, Inc.
(Exact name of registrant as specified in Charter)

Delaware	333-57818	20-0122076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 110th Avenue NE, Suite 410
Bellevue, WA  98004
(Address of Principal Executive Offices)

(425) 452-1111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                      Changes in Registrant’s Certifying Accountant.

As previously disclosed, on January 20, 2015, Hipcricket, Inc. (the “Company”) filed a voluntary petition for relief (the “Bankruptcy Filing”) under chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  During the pendency of the bankruptcy proceedings, the Company has adopted a modified reporting program with respect to its reporting obligations under federal securities laws.  In lieu of filing annual reports on Form 10-K and quarterly reports on Form 10-Q, each month the Company will file with the Securities and Exchange Commission (“SEC”) a current report on Form 8-K that will have attached to it the monthly financial report required by the Bankruptcy Court.  Accordingly, the Company will not file an annual report on Form 10-K for the year ended February 28, 2015. The Company’s plan of reorganization (the “Plan”) contemplates that, on the effective date of the Plan, ESW Capital LLC will receive 100% of the newly issued common stock of the reorganized Company. The Plan is subject to satisfaction of numerous conditions, including receipt of requisite acceptances to confirm the Plan and entry of a confirmation order by the Bankruptcy Court in form and substance acceptable to ESW in its reasonable discretion.

On April 27, 2015, Moss Adams LLP (“Moss Adams”) resigned from its role as the independent accountant of the Company.

Moss Adams has not performed any auditing services for the Company since before the Bankruptcy Filing. The Company’s financial statements for the year ended February 28, 2015 have not been audited.  As such, Moss Adams has not issued a report on the Company’s financial statements for the fiscal year ended February 28, 2015 and, therefore, there is no report which could contain an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports issued by Moss Adams for the years ended February 28, 2014 and February 28, 2013 did not contain any adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles except that the Company’s audited financial statements contained in its Annual Report on Form 10-K for the fiscal year ended February 28, 2014 contained going concern qualifications and for the fiscal year ended February 28, 2013 contained an adverse opinion on the effectiveness of internal control over financial reporting.

During the fiscal years ended February 28, 2014 and 2015 and the subsequent interim period preceding the Moss Adams’ resignation, there were no (1) disagreements (as such term is defined in Item 304(a)(1)(iv) and the related instructions to Item 304 of Regulation S-K) with Moss Adams on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of Moss Adams, would have caused it to make reference to the subject matter of the disagreement in connection with its report or (2) any reportable events (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

 The Company provided Moss Adams with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that Moss Adams furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter from Moss Adams is attached as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

No.           Description

16.1	Letter from Moss Adams LLP, dated May 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Hipcricket, Inc.
(Registrant)

Date: May 1, 2015	By:	/s/ Todd E. Wilson
Todd E. Wilson
Chief Executive Officer